Exhibit 99.1

FOR IMMEDIATE RELEASE

Agilysys Extends Employment Agreement with Chairman,
President and CEO, Arthur Rhein

BOCA RATON, Fla. – January 30, 2008 – Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, announced today it has extended its existing employment agreement with Arthur Rhein, the company’s chairman, president and chief executive officer, consistent with the execution of the company’s strategic plan and previously communicated financial goals. Rhein’s employment agreement was extended for an additional year, from April 1, 2009 to March 31, 2010, at his current salary, and includes a grant of 70,000 performance shares vesting solely on the achievement of financial targets established for the executive officer long-term incentive plan.

The Board of Directors indicated the extension demonstrates its strong endorsement of Rhein’s leadership, and the successful track record of the management team, in strategically transforming the business and profitably redeploying the company’s asset base to seize growth opportunities and generate shareholder value.

Rhein was named president and chief executive officer in April 2002 and chairman in April 2003. Under his leadership, the company has implemented a series of acquisitions and divestitures to move higher up the IT value scale where it can further differentiate itself and realize higher margins.

In March 2007, the company divested its KeyLink Systems Distribution Business. Management has made significant progress toward its aggressive financial goals stated at the time of the divestiture. These goals include doubling sales to $1 billion by the end of fiscal 2009 (which ends March 31, 2009) and tripling sales to $1.5 billion by fiscal 2010, achieving gross margins in excess of 20% and EBITDA margins of 6%. As a result of strong organic growth and the four acquisitions the company has completed since January 2007, its annual revenue run rate is now approximately $850 million.

Interested parties can review details of the extension agreement by consulting the Form 8-K filed today with the Securities and Exchange Commission.

Forward-Looking Language
Portions of this release, particularly the statements that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys’ actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys’ subsequent SEC filings.

Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys’ anticipated revenue gains, sales volume, margin improvements, cost savings, and new product introductions.

Other associated risks include geographic factors, political and economic risks, the actions of Agilysys’ competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate acquisitions, strategic alliances, and joint ventures.

In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys’ actual results of operations is included in its filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the SEC’s website, which is located at www.sec.gov.

About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology – including hardware, software and services – to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China. For more information, visit http://www.agilysys.com.

Contact:

Martin Ellis Executive Vice President, Treasurer and Chief Financial Officer Agilysys, Inc. 561-999-8780 martin.ellis@agilysys.com

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